As filed with the Securities and Exchange Commission on December 11, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	76-0644935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

397 N. Sam Houston Parkway East, Suite 300 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

TRANSMERIDIAN EXPLORATION INCORPORATED 2006 INCENTIVE PLAN

(Full title of the plan)

Nicolas J. Evanoff

Vice President, General Counsel and Secretary

Transmeridian Exploration Company

397 N. Sam Houston Parkway East, Suite 300

Houston, Texas 77060

(Name and address of agent for service)

(281) 999-9091

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0006 per share	6,816,255	(1)	$3.73	$25,424,631	$2,721

(1)	Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the shares of Common Stock quoted on the American Stock Exchange on December 7, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The documents containing the information concerning the Transmeridian Exploration Incorporated 2006 Incentive Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Transmeridian Exploration Incorporated (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

(1) the description of the Company’s Common Stock under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on March 15, 2005, as thereafter amended from time to time for the purpose of updating, changing or modifying such description;

(2) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006;

(3) the Company’s Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on May 30, 2006;

(4) the Company’s Amendment No. 2 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on June 12, 2006;

(5) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 9, 2006;

(6) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 8, 2006;

(7) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Commission on November 9, 2006; and

(8) the Company’s Current Reports on Form 8-K dated January 9, 2006 (filed on January 12, 2006); February 13, 2006 (filed on February 17, 2006); March 20, 2006 (filed on March 23, 2006); April 25, 2006 (filed on May 1, 2006); May 24, 2006 (filed on May 31, 2006); June 5, 2006 (filed on June 9, 2006); June 12, 2006 (filed on June 14, 2006); November 17, 2006 (filed on November 24, 2006); and November 28, 2006 (filed on December 4, 2006).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this registration statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Reserve Engineers

The information incorporated in this Registration Statement by reference regarding the quantities of the Company’s reserves of oil and gas and the related future cash flows is based on estimates of the Company’s reserves and the related future cash flows prepared by Ryder Scott Company, independent reserve engineers, in reliance upon their authority as experts in reserve determination.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

An opinion concerning the validity of the issuance of shares of Common Stock has been passed upon for the Company by Nicolas J. Evanoff, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Evanoff beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than 1% of shares of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation may to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that corporation may include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; unlawful payment of dividends or unlawful stock purchases or redemptions; or any transaction from which the director derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct, i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

Please read “Item 9. Undertakings.” for a description of the Commission’s position regarding such indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number
4.1	—	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1(b) to the Company’s Registration Statement on Form SB-2 filed with the Commission as of March 15, 2001 and incorporated by reference herein)

4.2	—	Bylaws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the Commission as of March 15, 2001 and incorporated by reference herein)

4.3	—	Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 12, 2004 and filed with the Commission on November 15, 2004 and incorporated by reference herein)

4.4	—	Certificate of Designations with respect to the 15% Senior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 28, 2006 and filed with the Commission on December 4, 2006 and incorporated by reference herein).

4.5	—	Indenture, dated as of December 12, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and The Bank of New York, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.6	—	First Supplemental Indenture, dated as of December 22, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, JSC Caspi Neft TME, Bramex Management, Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 dated March 13, 2006 and incorporated by reference herein)

4.7	—	Second Supplemental Indenture, dated as of May 24, 2006, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, JSC Caspi Neft TME, Bramex Management, Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.6 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3 dated May 30, 2006 and incorporated by reference herein)

4.8	—	Form of Purchase Agreement, dated as of December 12, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.9	—	Form of Purchase Agreement, dated as of May 23, 2006, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and each of the purchasers party thereto (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 31, 2006 and incorporated by reference herein)

4.10	—	Warrant Agreement, dated as of December 12, 2005, by and between the Company and The Bank of New York, as Warrant Agent (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.11	—	Form of Registration Rights Agreement, dated as of December 12, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.12	—	Form of Amendment Agreement to Registration Rights Agreement, dated as of May 26, 2006, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, JSC Caspi Neft TME, Bramex Management, Inc. and each of the purchasers party thereto (filed as Exhibit 4.10 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3 dated May 30, 2006 and incorporated by reference herein)

4.13	—	Form of Senior Secured Note due 2010 (included as part of Exhibit 4.4)

4.14	—	Form of Warrant Certificate (included as part of Exhibit 4.7)

4.15	—	Purchase Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated by reference herein)

4.16	—	Registration Rights Agreement, dated as of December 12, 2005, by and between the Company and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated by reference herein)

4.17	—	Specimen Common Stock Certificate (filed as Exhibit 5 to the Company’s Registration Statement on Form 8-A filed with the Commission on March 15, 2005 and incorporated by reference herein)

4.18	—	Transmeridian Exploration Incorporated 2006 Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2006).

4.19	—	Registration Rights Agreement, dated as of December 1, 2006, by and between Transmeridian Exploration Incorporated and the initial purchaser party thereto (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 4, 2006 and incorporated by reference herein).

*5.1	—	Opinion of Nicolas J. Evanoff, Esq.

*23.1	—	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

*23.2	—	Consent of John A. Braden & Company, P.C.

*23.3	—	Consent of Ryder Scott Company (independent reserve engineers)

*23.4	—	Consent of Nicolas J. Evanoff, Esq. (included in Exhibit 5.1).

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of December, 2006.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Earl W. McNiel
Earl W. McNiel
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 8, 2006.

SIGNATURE	TITLE
/s/ Lorrie T. Olivier Lorrie T. Olivier	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Earl W. McNiel Earl W. McNiel	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Edward G. Brantley Edward G. Brantley	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Marvin R. Carter Marvin R. Carter	Director

/s/ James H. Dorman James H. Dorman	Director

/s/ J. Frank Haasbeek J. Frank Haasbeek	Director

/s/ George E. Reese George E. Reese	Director

/s/ Alfred L. Shacklett, Jr. Alfred L. Shacklett, Jr.	Director

Dr. Fernando J. Zúñiga y Rivero	Director

EXHIBIT INDEX

Exhibit Number
4.1	—	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1(b) to the Company’s Registration Statement on Form SB-2 filed with the Commission as of March 15, 2001 and incorporated by reference herein)

4.2	—	Bylaws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the Commission as of March 15, 2001 and incorporated by reference herein)

4.3	—	Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 12, 2004 and filed with the Commission on November 15, 2004 and incorporated by reference herein)

4.4	—	Certificate of Designations with respect to the 15% Senior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 28, 2006 and filed with the Commission on December 4, 2006 and incorporated by reference herein).

4.5	—	Indenture, dated as of December 12, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and The Bank of New York, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.6	—	First Supplemental Indenture, dated as of December 22, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, JSC Caspi Neft TME, Bramex Management, Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 dated March 13, 2006 and incorporated by reference herein)

4.7	—	Second Supplemental Indenture, dated as of May 24, 2006, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, JSC Caspi Neft TME, Bramex Management, Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.6 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3 dated May 30, 2006 and incorporated by reference herein)

4.8	—	Form of Purchase Agreement, dated as of December 12, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.9	—	Form of Purchase Agreement, dated as of May 23, 2006, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and each of the purchasers party thereto (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 31, 2006 and incorporated by reference herein)

4.10	—	Warrant Agreement, dated as of December 12, 2005, by and between the Company and The Bank of New York, as Warrant Agent (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.11	—	Form of Registration Rights Agreement, dated as of December 12, 2005, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.11	—	Form of Amendment Agreement to Registration Rights Agreement, dated as of May 26, 2006, by and among the Company, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, JSC Caspi Neft TME, Bramex Management, Inc. and each of the purchasers party thereto (filed as Exhibit 4.10 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3 dated May 30, 2006 and incorporated by reference herein)

4.12	—	Form of Senior Secured Note due 2010 (included as part of Exhibit 4.4)

4.13	—	Form of Warrant Certificate (included as part of Exhibit 4.7)

4.14	—	Purchase Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated by reference herein)

4.15	—	Registration Rights Agreement, dated as of December 12, 2005, by and between the Company and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated by reference herein)

4.16	—	Specimen Common Stock Certificate (filed as Exhibit 5 to the Company’s Registration Statement on Form 8-A filed with the Commission on March 15, 2005 and incorporated by reference herein)

4.17	—	Transmeridian Exploration Incorporated 2006 Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2006).

4.18	—	Registration Rights Agreement, dated as of December 1, 2006, by and between Transmeridian Exploration Incorporated and the initial purchaser party thereto (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 4, 2006 and incorporated by reference herein).

*5.1	—	Opinion of Nicolas J. Evanoff, Esq.

*23.1	—	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

*23.2	—	Consent of John A. Braden & Company, P.C.

*23.3	—	Consent of Ryder Scott Company (independent reserve engineers)

*23.4	—	Consent of Nicolas J. Evanoff, Esq. (included in Exhibit 5.1).

*	Filed herewith.